Exhibit 10.31

LEASE AGREEMENT

THIS LEASE AGREEMENT is made as of this 28th day of May, 2021, by and between Landlord and Tenant as hereinafter defined.

ARTICLE I

BASIC LEASE PROVISIONS

1.1        INTRODUCTION. The following sets forth basic data and identifies Exhibits elsewhere hereinafter referred to in this Lease, and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2        BASIC DATA.

(a)	Landlord:	LJR PARTNERS, LLC

(b)	Landlord’s Address:	6600 NW 74th Avenue Miami, Florida 33166-2839

(c)	Tenant:	LA ROSA REALTY, LLC

(d)	Tenant’s Address:	Suite 108, 381 N. Krome Avenue Homestead, Florida 33030

(e)	Commencement Date:	June 1, 2021

(f)	Lease Term:	June 1,2021 through May 31, 2022

(g)	Renewal Term:	One year option

(h)	Lease Year:	A period of twelve (12) consecutive months, beginning June 1, 2021.

(i)	Suite:	1st Floor Suite #108, located at 377 - 381 N. Krome Avenue, Homestead, Florida (the “Building”), which Suite is shown on Exhibit A attached hereto.

0)	Effective Date:	The date this Lease is fully executed by Landlord and Tenant

(k)	Rent:	$1,048.46 plus applicable sales tax, per month

(I)	Prepaid Rent:	First month’s rent upon Lease execution

(m)	Security Deposit:	Four (4) month’s base rent ($4,193.84) payable upon Lease execution.

(n)	Permitted Uses:	Real Estate Office

(o)	Landlord’s Work:	As defined in Section 3.1 and Exhibit D.

(P)	Premises leased:	Approximately 662 square feet in Suite 108 and common area.

(q)	Guarantor:	N/A

(r)	Rent Commencement Date:	As and for a rent concession and provided Tenant does not default, Tenant shall not be obligated to pay base rent until July 1, 2021

LJR Partners, LLC & La Rosa Realty, LLC

Initials: Landlord ;	Initials	Tenant:

1.3        ENUMERATION OF EXHIBITS. The following Exhibits are a part of the Lease Agreement (also referred to herein as ‘Lease’), are incorporated herein by reference, attached hereto, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, respectively, to perform the obligations stated therein to be performed by Landlord and Tenant, as and where stipulated therein.

Exhibit A - Site Plan of the Building indicating Suite being leased

Exhibit B - Rent Schedule

Exhibit C - Rules and Regulations

Exhibit D - Landlord’s Work/Tenant’s Alterations

Exhibit E - Guaranty

ARTICLE II
PREMISES, TERM AND RENT

2.1       LEASE OF PREMISES. Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, for the Lease Term, the Suite and Common Area as stated in Sections 1.2(i) and 1.2 (p) on the terms and conditions hereinafter set forth. The Premises specifically exclude the exterior walls and the Building.

2.2       APPURTENANT RIGHTS AND RESERVATIONS. Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others (a) the common lobbies, corridors, lavatories, stairways, elevators, elevator lobbies, and other common areas of the Building, and the Building systems, pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others (“Building Common Areas”). Such rights shall always be subject to rules and regulations from time to time established by Landlord, and to the right of Landlord to designate and change from time to time the Building Common Areas, provided such designation and/or change does not unreasonably restrict or interfere with Tenant’s ability to utilize the Premises for its business operations.

Landlord reserves the right at all times and from time to time as Landlord deems reasonably necessary: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, pipes, ducts, conduits, wires and appurtenant fixtures, whether located in the Premises or the Building, and (b) to alter or relocate any other common facility. Landlord will use reasonable efforts to cause such installations, maintenance items, repairs, replacements and or relocations to not unreasonably disrupt Tenant’s Business.

2.3       TERM.

(a)       This Lease shall continue in force during a period beginning on the Commencement Date and continuing until the expiration of the Lease Term specified in Section 1.2(f), unless this Lease is either sooner terminated in accordance with this Lease or extended to a later date as provided in Section 2.3(b) below.

(b)       Tenant is hereby granted one (1) option to extend the Lease Term for a one (1) year period (“Extension Period”) immediately following the end of the initial Lease Term, on the same terms and conditions in effect under the Lease immediately prior to the applicable Extension Period, except that Rent during the Extension Period shall be as set forth in Exhibit B and Tenant shall have no further right to extend the term of this Lease beyond the Extension Period. The option to extend may be exercised only by giving Landlord irrevocable and unconditional written notice thereof no earlier than one (1) year and no later than six (6) months prior to the commencement of the applicable Extension Period. Time is of the essence for this provision. Said exercise shall, at Landlord’s election, be null and void if Tenant is in default under the Lease at the date of said notice or at any time thereafter and prior to commencement of the applicable Extension Period. If Tenant shall fail to exercise any option herein provided, said option and all remaining options, if any, shall be null and void and of no further force and effect. Tenant's exercise of the option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the option herein provided, or if Tenant shall have subleased or assigned all or any portion of the Premises without the prior written consent of the Landlord, then immediately upon such termination, sublease or assignment, the option herein granted to extend the Term shall simultaneously terminate and become null and void. Such options are personal to Tenant. However, the permitted assignee under a complete or partial assignment of the Lease shall have the right to exercise the option to extend granted herein.

LJR Partners, LLC & La Rosa Realty, LLC

Initials: Landlord ;	Initials	Tenant:

2.4       RENT. Tenant agrees to pay to Landlord, or as directed in writing by Landlord, commencing on the Rent Commencement Date, and thereafter monthly, in advance, on the first (1st) day of each and every calendar month during the Lease Term (except that the first month’s rent shall be due upon execution of this Lease), a sum equal to the Monthly Rent specified in Section 1,2(k) and Exhibit B, plus applicable Florida Sales Tax and any use taxes levied or assessed against all rental payments, at Landlord’s Address as set forth in Section 1.2(b) or at such other place as Landlord may from time to time designate by written notice. Until notice of some other designation is given, Rent and all other charges for which provision is herein made shall be paid by remittance payable to Landlord, and all remittances so received as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord.

Rent for any partial month shall be prorated on a daily basis, and if the Lease Term commences on a day other than the first day of a calendar month, the first payment which Tenant makes to Landlord shall be payable on the Commencement Date and shall be equal to a proportionate part of the monthly installment of Rent for the partial month from the Commencement Date to the last day of the calendar month in which such Commencement Date occurs, plus the installment of Rent for the succeeding calendar month.

Other charges payable by Tenant on a monthly basis, if hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

Except as herein expressly otherwise provided, the Rent and all additional rent and other charges for which provision is made in this Lease (“Rent”) shall be paid by Tenant to Landlord without setoff, deduction or abatement.

Any installment of rent which is not paid when it becomes due shall be subject to a late charge of the maximum interest allowed by Law and an administrative overhead charge of Twenty and 00/100 Dollars ($20.00) per day overdue until that installment of rent has been paid.

2.5       ELECTRICITY. Landlord agrees to provide electricity to the premises for the Permitted Uses as stated in Section 1.2 (n) herein. Waste and excessive or unusual use of electricity shall not be allowed. To the extent that the Tenant causes such waste and/or excessive or unusual use, Tenant agrees that Tenant shall forthwith, within three (3) business days after demand, pay to Landlord the reasonable cost thereof as an additional charge, and if Tenant shall default in such payment, Landlord shall have the remedies provided for the nonpayment of rent or other charges payable hereunder.

ARTICLE III
CONSTRUCTION

3.1       TENANT’S ALTERATIONS. Except as provided in this Section 3.1, Tenant shall not make alterations and additions to the Premises, whether before (including the Landlord’s Work, if any, described in Exhibit D) or during the Lease Term (and any Extension Period) unless specifically stated in Exhibit D, except in accordance with plans and specifications therefor first approved in writing by Landlord. Landlord will not approve of any alterations or additions which (a) involve or adversely affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises, or (b) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or the cost of insurance or taxes on the Building or the cost of the services called for by Section 5.3 unless Tenant first gives assurance reasonably acceptable to Landlord for payment of such increased cost and that such re-adaptation will be made prior to such termination without expense to Landlord. All alterations and additions shall become part of the Building upon expiration or earlier termination of this Lease. All of Tenant’s alterations and additions and installation of furnishings shall be coordinated with Landlord and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with construction or operation of the Building, and except for installation of furnishings, shall be performed by Landlord’s general contractor or by contractors or workers first approved by Landlord. If Landlord agrees to permit Tenant to make any alterations or improvements to the Premises, before its work is started, Tenant shall secure all licenses and permits necessary therefore; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry worker’s compensation insurance in statutory amounts covering all the contractors’ and subcontractors’ employees and commercial general liability insurance in such limits of at least $1,000,000.00 for each occurrence, and general aggregate- each location / each project single limit personal and bodily injury/property damage combined. All such insurance shall be written and issued by companies reasonably approved by Landlord and licensed to do business in Florida and shall name Landlord as an additional insured, and Tenant will deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any such work performed by Tenant, its agents, employees or contractors, with respect to the Premises.

LJR Partners, LLC & La Rosa Realty, LLC

Initials: Landlord ;	Initials	Tenant:

3.2       CONSTRUCTION LIENS. Tenant will not permit any construction liens or other liens to be placed upon the Premises or the Building, and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any construction or other liens against the Premises or the Building. In the event any such lien is attached to the Premises or the Building, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as additional rent. Landlord shall have the right to record in the Public Records of Miami-Dade County, Florida, a public notice containing a true and correct copy of this Section, and Tenant agrees to inform all contractors and materialmen performing work on or supplying material to the Premises of the existence of such notice.

ARTICLE IV

Intentionally left blank.

ARTICLE V
RESPONSIBILITY FOR REPAIRS AND CONDITION

OF PREMISES: SERVICES TO BE FURNISHED BY LANDLORD

5.1       LANDLORD REPAIRS. Except as otherwise provided in this Lease, Landlord agrees to make such repairs to the roof, floor slabs, exterior walls, Building systems (including all structural elements and systems, and electrical, mechanical, fire sprinkler, common area plumbing and HVAC), Building equipment servicing the Premises and the Building Common Areas, as may be necessary to keep them in working order, except that Landlord shall in no event be responsible to Tenant for the condition of exterior windows, interior light bulbs, interior lighted signage and interior glass in and about the Premises or for the doors leading to and inside the Premises, or for “balancing” the HVAC system within the Premises or for any condition in the Premises or the Building caused by any act or neglect of Tenant, its employees, invitees or contractors. Landlord shall further not be responsible for any repairs required due to the negligence or willful misconduct of Tenant or its employees, invitees or contractors. Without any limitation, Landlord shall not be responsible for making any improvements or repairs to the Building or the Premises other than expressly stated in this Section 5.1, unless expressly provided otherwise in this Lease.

LJR Partners, LLC & La Rosa Realty, LLC

Initials: Landlord ;	Initials	Tenant:

5.2       TENANT’S AGREEMENT. Tenant covenants during the Lease Term and such further time as Tenant occupies any part of the Premises, that it will keep the Premises neat and clean and in good order, condition and repair (excepting reasonable wear and tear and those repairs for which Landlord is responsible under the terms of this Lease), and all glass and windows and doors (including interior doors) of the Premises whole and in good condition with glass of the same quality as that injured or broken, and at the expiration or termination of this Lease peaceably to yield up the Premises and all alterations and additions thereto, excluding Tenant’s trade fixtures, in good order, repair and condition, reasonable wear and tear excepted, first moving all goods and effects of Tenant, including without limitation Tenant’s trade fixtures and, to the extent specified by Landlord by notice to Tenant, all alterations, additions and partitions made by Tenant (other than Landlord’s Work), and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant shall be responsible for any and all costs associated with a ‘False Fire Alarm’, caused by Tenant, its employees, invitees and/or contractors. Tenant shall be responsible for the cost of repairs that may be made necessary by reason of damage to public areas in the Building or to Common Areas by Tenant, its employees, invitees or contractors. In addition to the foregoing, Tenant will be responsible for “balancing” the HVAC system within the Premises to adjust air flows/temperatures between the separate rooms thereof. Tenant agrees to use Landlord’s HVAC contractor to perform such HVAC balancing.

Tenant’s Suite contains sensitive fire detection equipment. If Tenant is the cause of tripping the fire sensors for any reason and a fire alarm is sounded without good cause and the equipment itself is not proven to be faulty, then Tenant shall be responsible for payment of any fines imposed upon Landlord by any authority for such alarm. Tenant agrees to make full payment to Landlord within ten (10) business days of receiving written notice.

If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand in writing that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such written demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant. In the event of an emergency, Landlord may make such repairs without first making written demand therefor. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant shall forthwith, on demand, pay to Landlord the reasonable cost thereof as an additional charge, and if Tenant shall default in such payment, Landlord shall have the remedies provided for the nonpayment of rent or other charges payable hereunder.

5.3       BUILDING SERVICES.

(a)       Landlord shall furnish services, utilities, and facilities comparable in quantity and quality to those customarily provided by landlords in similar class office buildings in Homestead, Florida. Tenant shall not use the Premises in such a manner as to overload the capacity of such services, utilities and facilities or to cause unreasonable or wasteful usage of such services, utilities and facilities.

(b)       Landlord shall furnish at all times electricity, water and passenger elevator services from the self-service passenger elevator system in the Common Areas of the Building, in common with Landlord and other tenants in the Building; and air conditioning during normal business hours, being the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturday, with legal holidays and Sundays excepted. A means of access to the Premises shall be provided 24 hours per day, 7 days per week, but access to the Premises shall always be subject to reasonable rules and regulations therefor from time to time established by Landlord by suitable notice, having in mind the interests of the Building in maintaining security of the Building.

5.4       SERVICE INTERRUPTIONS. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes authorized in this Lease, or for repairing the Premises or any portion of the Building, however the necessity may occur. In the event and to the extent Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part by reason of any cause beyond Landlord’s control, Landlord shall not, except as is otherwise provided in this Lease, be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction in rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises, unless due to Landlord’s gross negligence and misconduct.

LJR Partners, LLC & La Rosa Realty, LLC

Initials: Landlord ;	Initials	Tenant:

Landlord reserves the right to suspend any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

ARTICLE VI

TENANT’S COVENANTS

6.1       PAYMENTS BY TENANT. Tenant shall pay Rent and all other charges as contained herein when due, plus applicable Florida Sales Tax.

6.2       SIGNAGE. Signage requires Landlord’s written consent.

6.3       USE OF PREMISES. Tenant shall continuously use and occupy the Premises solely for the Permitted Uses and for no other purpose. Tenant shall not injure or deface the Premises, the Building, the Property or the Common Areas, nor permit on or in the Premises any flammable fluids or chemicals, or nuisance, or the emission from the Premises of objectionable noise or odor, nor use or devote the Premises or any part thereof in a manner which is inconsistent with the maintenance of the Building as an administrative office in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance, or liable to invalidate or increase the premiums for any insurance on the Building or its contents, or liable to render necessary any alteration or addition to the Building.

6.4       NO OBSTRUCTIONS; RULES AND REGULATIONS. Tenant shall not obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Property and Common Areas of the Building used by Tenant in common with others; nor without prior written consent of Landlord (which may be granted or denied in Landlord’s sole discretion) permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like visible from outside the Premises. Tenant shall comply with all reasonable Rules and Regulations now or hereafter made by Landlord, for the care and use of the Building, the Property and their facilities and approaches, and the Common Areas of the Building. The initial Rules and Regulations of the Buildings are attached as Exhibit C.

6.5       COMPLIANCE WITH LAWS. Tenant shall keep the Premises equipped with all fire and safety appliances required by law or ordinance, shall comply with any other law, rule, ordinance, code or regulation of any public authority relating to the Premises or use thereof by Tenant, and shall procure all licenses and permits so required because of such use and, if requested by Landlord, shall perform any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Uses.

6.6       ASSIGNMENT AND SUBLETTING. Assignment and Subletting are NOT permitted under this Lease without the express written consent of the Landlord, which consent may be unreasonably withheld.

6.7       INDEMNITY. Tenant shall defend through counsel first approved by Landlord, and hold harmless and indemnify Landlord, from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without limitation, reasonable counsel fees), (i) arising from (a) the omission, fault, willful act, negligence, or other misconduct of Tenant or Tenant’s contractors, licensees, agents, employees or invitees or (b) any use made or thing done or occurring on the Premises, or (c) any use made or thing done or occurring outside the Premises but within the Property by Tenant, its contractors, licensees, agents, employees or invitees and not due to the willful act or gross negligence of Landlord, its contractors, agents, or employees, or (ii) resulting from the failure of Tenant to perform or discharge its covenants and obligations under this Lease. Tenant shall not be liable, resulting from Landlord’s gross misconduct or gross negligence.

LJR Partners, LLC & La Rosa Realty, LLC

Initials: Landlord ;	Initials	Tenant:

6.8       GENERAL LIABILITY INSURANCE. Tenant shall maintain, other than in the form of self-insurance: (i) commercial general liability insurance covering the Premises naming Landlord (and the mortgagee(s), if any, of the Property or the Building) as additional insured(s), with limits which shall, at the commencement of the Lease Term, be not less than $1,000,000 for personal or bodily injury (or death) per occurrence, and $2,000,000 for personal or bodily injury (or death) per aggregate, and $300,000 with respect to damage to property, and containing contractual liability coverage insuring Tenant’s indemnity obligations set forth in Section 6.7 above, (ii) Special Form Property insurance covering Tenant’s Property in an amount equal to not less than 100% of full replacement value, (iii) insurance on the plate glass windows if the Suite is located on the first floor, and (iv) worker’s compensation insurance with statutory limits covering all of Tenant’s employees working in, on or about the Premises. Landlord shall have the right to approve any such policy to be maintained by Tenant. Landlord may, from time to time, during the Lease Term, require such higher limits of coverage as are carried customarily in Miami-Dade County, Florida, with respect to similar properties, provided the same is available to Tenant and further provided that if such higher limits are not able to be obtained by Tenant, then the failure to obtain the same shall not be a default under this Lease. Prior to taking possession of the Premises and thereafter within thirty (30) days after Landlord’s written request, Tenant shall deliver to Landlord certificates for such insurance, and all renewals thereof. Tenant shall provide to Landlord and Landlord's said designees at least fifteen (15) days' written notice of all policy changes, amendments and/or cancellations to any of the above policies. It is specifically agreed to by the parties hereto that Tenant’s failure to maintain the insurance specified in this Section 6.8, after expiration of any applicable cure periods, shall be a material breach of this Lease and will constitute an Event of Default under Section 8.1 of this Lease.

6.9       TENANT'S RISK. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be in the Premises or elsewhere in the Building or on the Property (“Tenant’s Property”) and Tenant's use of the Premises, and such other portions of the Building as Tenant is herein given the right to use, shall be at the sole risk and hazard of Tenant. If the whole or any part of such property shall be destroyed or damaged by fire, water or otherwise, or by the leakage, stoppage or bursting of pipes, steam pipes or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent that such injury, loss, damage or liability is the result of gross negligence or willful misconduct on the part of the Landlord or its agents, employees, or contractors, or to the extent such indemnity, hold harmless or exoneration is prohibited by law.

Tenant shall be solely responsible for providing security to and for the Premises. Tenant acknowledges that Landlord is not an insurer of security for the Premises or the Building and that Landlord is under no duty or obligation to provide any security for the Premises or the Building. Tenant hereby releases Landlord from and against any and all claims, actions, or causes for alleged liability associated with the security of the Premises or the Building, except if such liability was created by Landlord’s gross negligence of misconduct.

6.10       LANDLORD’S ACTS. Tenant shall permit Landlord and its agents to enter the Premises one (1) business day notice, except for emergency situations defined as inherent danger to life or property, for the purpose of inspecting or making repairs or replacements to the Premises as Landlord may reasonably deem necessary and to show the Premises to prospective tenants, purchasers and mortgagees. If Tenant erects alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or other improvements without first obtaining Landlord’s written consent and Tenant fails to remove the same within ten (10) days after notice from Landlord, then without further notice Landlord or its agents may enter the Premises to remove the same.

6.11       FLOOR LOADS. Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designated to carry and which is allowed by law, and shall not move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize, which authorization may include a requirement to provide additional insurance in such amounts as Landlord may deem reasonable. Tenant’s heavy business machines and mechanical equipment (if any) shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building.

LJR Partners, LLC & La Rosa Realty, LLC

Initials: Landlord ;	Initials	Tenant:

6.12       PERSONAL PROPERTY TAXES. Tenant shall pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

6.13       FEES AND EXPENSES. As Additional Rent, Tenant shall pay all costs, counsel and other fees incurred by Landlord in connection with the enforcement by Landlord of any obligations of Tenant under this Lease.

ARTICLE VII
CASUALTY AND TAKING

7.1       DAMAGE FROM CASUALTY. If, during the Lease Term, the Premises shall be partially damaged (as distinguished from "Substantially Damaged" as that term is hereinafter defined) by fire or casualty, subject to the provisions of Section 7.9 hereof, Landlord shall upon receipt of insurance proceeds attributed to such fire or casualty proceed to restore the Premises (consistent, however, with governmental laws and codes then in existence) to substantially the condition thereof at the time of such damage, but Landlord shall not be responsible for delays which may result from any cause beyond the reasonable control of Landlord.

If, during the Lease Term, the Premises shall be Substantially Damaged by fire or casualty, the risk of which is covered by Landlord’s insurance, and Landlord’s mortgagee or ground lessor allows the insurance proceeds to be applied to the restoration of the Premises, Landlord shall, within a reasonable amount of time after such damage and the determination and receipt of the net amount of insurance proceeds available to Landlord, expend so much as may be necessary of such net amount to restore (consistent, however, with governmental laws and codes then in existence) the Premises to substantially the condition thereof at the time of such damage, but Landlord shall not be responsible for delay which may result from any cause beyond the control of Landlord. Should the net amount of insurance proceeds available to Landlord be insufficient to cover the cost of restoring the Premises, in the estimate of Landlord, Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises, or Landlord may terminate this Lease by giving notice to Tenant not later than a time after Landlord has determined and received the net amount of insurance proceeds available to Landlord and the estimated cost of such restoration.

Notwithstanding anything herein to the contrary, in the event that the Premises cannot be repaired within 270 days after the same are damaged (which determination shall be made by an architect reasonably acceptable to Landlord), then Tenant shall have the right to terminate this Lease by delivery of written notice to that effect to Landlord within thirty (30) days after the damage has occurred.

7.2       UNINSURED CASUALTY. If the Premises shall be Substantially Damaged or destroyed by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord, Landlord shall restore (consistent, however, with governmental laws and codes then in existence) the Premises to substantially the condition thereof at the time of such damage, unless Landlord, within ninety (90) days after such loss, gives notice to Tenant of Landlord’s election to terminate this Lease. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date thereof.

7.3       DAMAGE DURING THE LAST YEAR OF THE LEASE TERM. If the Premises shall be Substantially Damaged by fire or casualty within the last Lease Year of the Lease Term or any Extension Period, either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date thereof.

LJR Partners, LLC & La Rosa Realty, LLC

Initials: Landlord ;	Initials	Tenant:

7.4       DEFINITION OF SUBSTANTIAL DAMAGE. As used in this Article VII, the term "Substantially Damaged" shall mean damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work commences.

7.5       RIGHTS OF TERMINATION FOR TAKING. Except as hereinafter provided in Section 7.7 hereof, if the Premises, or such a portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for occupancy (such determination to be made by exercising reasonable business judgment), shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession.

Further, if so much of the Building shall be so taken that continued operation of the Building would be uneconomical, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord’s desire to do so not later than thirty (30) days after the effective date of such taking.

Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions or Section 7.9 hereof, Landlord agrees to use due diligence to put what may remain of the Premises (consistent, however, with governmental laws and codes then in existence) into proper condition for use and occupation as close to the condition of the Premises prior to such taking as shall be practicable.

7.6       ABATEMENT OF RENT. If the Premises shall be damaged by fire or other casualty, the Base Rent and all additional rent shall abate or be reduced proportionately for the period in which, by reason of such damage, there is substantial interference with the operation of Tenant’s use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant’s use of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises to the condition in which they were prior to such damage.

If a portion of the Premises shall be temporarily taken by any exercise of the power of condemnation or eminent domain, then the Base Rent and all additional rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Base Rent and all additional rent shall be abated, and Tenant’s Percentage Share set forth in Section 1.2(p) shall be proportionately reduced, for the remainder of the Lease Term.

7.7       TEMPORARY TAKING. In the event of any taking of a substantial portion of the Premises for a temporary use not in excess of six (6) months, (i) this Lease shall be and remain unaffected thereby, but Base Rent and additional rent shall abate or be reduced proportionately for such temporary period, and (ii) Tenant shall not be entitled to receive for itself any portion or portions of any award made for such use with respect to the period of the taking which is within the Lease Term.

7.8       AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Premises and the Building in which the same are located, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord all rights to such damages or compensation.

Nothing contained herein shall be construed to prevent Tenant from prosecuting in any permanent condemnation proceeding a claim for the value of any of Tenant's property installed in the Premises by Tenant, for relocation expenses, and for damages resulting from interruption of Tenant’s business, provided, however, that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority pursuant of the preceding paragraph hereof.

7.9       COMPLETION DATE FOR RESTORATION. Where Landlord is obligated to effect restoration of the Premises, if such restoration is not completed within one hundred eighty (180) days from the date of the commencement of work (such period to be subject, however, to one extension of up to thirty (30) days where the delay in completion of such work is due to causes beyond Landlord’s control), Tenant shall have the right to terminate this Lease at any time after the expiration of such one-hundred eighty (180) day period (as extended), such termination to take effect thirty (30) days following the date of Tenant’s notice, (unless the Premises are substantially restored to the condition in which they were prior to such damage).

LJR Partners, LLC & La Rosa Realty, LLC

Initials: Landlord ;	Initials	Tenant:

ARTICLE VIII
DEFAULT

8.1       TENANT’S DEFAULT.

(a)       If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as an “Event of Default” or “Default of Tenant") shall happen:

(i)       Tenant shall fail to pay an installment of Base Rent, additional rent or other charges hereunder when due, and such failure shall continue for five (5) business days after written notice to Tenant from Landlord; or

(ii)       Landlord rightfully having given the notice specified in Section 8.1 (a)(i) above twice in any Lease Year, Tenant shall thereafter in the same Lease Year as the first notice was given fail to pay the Base Rent, additional rent or other charges on or before the date on which the same becomes due and payable; or

(iii)       Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately jeopardize Landlord's interest in the Property (such as, but without limitation, failure to maintain insurance in accordance with applicable requirements of this Lease), and such failure is not cured within any applicable cure period specified in this Lease; or

(iv)       Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed, and Tenant shall fail to remedy the same within ten (10) business days after written notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such ten (10) business day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

(v)       Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(vi)       The Premises shall remain vacant for a period of thirty (30) consecutive days (other than for a vacancy resulting from damage or destruction by fire or other casualty or taking by eminent domain), or Tenant vacates or abandons the Premises; or

(vii)       Tenant shall make an assignment or trust mortgage arrangement, so called, of the property of Tenant for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due;

(viii)       A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

LJR Partners, LLC & La Rosa Realty, LLC

Initials: Landlord ;	Initials	Tenant:

(ix)       Tenant fails to maintain the policies of insurance set forth in Section 6.8 hereof; then in any such case, Landlord may exercise any remedies it may have at law or in equity, including, without limitation, any one or more of the following:

(1)       Declare immediately due and payable the amount of rent due under the Lease from the date of Tenant’s default to the date the applicable initial term of the Lease or any Extension Period is scheduled to terminate. If Tenant receives any concessions from Landlord at the commencement of the Lease Term, whether such concessions are in the form of free or reduced rent from any time after the Beginning Date and/or construction contributions in the form of cash or rent credits, then in the event of an uncured Event of Default by Tenant in addition to any and all other remedies available to Landlord, such concessions shall be deemed as Additional Rent immediately due and payable to Landlord.

(2)       Terminate this Lease and any right of renewal thereof, and retake possession of the Premises; or

(3)       Without terminating this Lease, re-enter and re-let the Premises, or any part thereof, with or without legal process, as the agent and for the account of Tenant upon such terms and conditions as Landlord may deem advisable or satisfactory, in which event the rents received on such re-letting shall be applied first to the expenses of such re-letting and collection including but not limited to, renovation and alterations of the Premises, reasonable attorney's fees, any real estate commissions paid, and thereafter toward payment of all sums due or to become due Landlord hereunder, less the sums received by Landlord from re-letting the Premises and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges, Tenant shall pay Landlord any deficiency immediately upon demand therefor, and Landlord may bring an action therefor as such deficiency shall arise, Landlord shall not be required to pay Tenant any surplus of any sums received by Landlord on a re-letting of said Premises in excess of the rent provided in this Lease.

(4)       If any Event of Default occurs, the Landlord, in addition to other rights and remedies it may have, shall have the right to remove all or any part of the Tenant’s property from the Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Tenant and the Landlord shall not be responsible for the care or safekeeping thereof whether in transport, storage or otherwise, and the Tenant hereby waives any and all claim against Landlord for loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

(5)       No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at all times thereafter elect to terminate this Lease for such previous default. Any such re-entry shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages for any such reentry, or guilty of trespass or forcible entry.

(6)       The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance or other injunctive relief) allowed at law or in equity as if specific remedies were not herein provided for. The failure or forbearance of Landlord to enforce any right or remedy in connection with any Event of Default shall not be deemed a waiver of such default nor a consent to a continuation thereof, or waiver of the same default at any subsequent date.

(7)       All costs and expenses incurred by or on behalf of Landlord (including, without limitation, reasonable attorneys’ fees and expenses including such fees and expenses on appeal of any decision) in enforcing its rights hereunder or occasioned by any Event of Default of Tenant shall be paid by Tenant.

(8)       Tenant hereby waives any and all rights of redemption granted by or under any present or future laws (it being intended that the notice and cure periods set forth in this Lease shall control). Tenant hereby waives the right to plead noncompulsory counterclaims in any action to terminate this Lease or Tenant’s right of possession as a result of nonpayment of rent.

LJR Partners, LLC & La Rosa Realty, LLC

Initials: Landlord ;	Initials	Tenant:

8.2       LANDLORD’S DEFAULT. Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations for thirty (30) days, or such additional time as is reasonably required to correct any such default, after written notice by Tenant to Landlord specifying Landlord's failure to perform such obligations. Any claims which Tenant may have against Landlord which are not asserted within one (1) year after the later of the date that the claim accrued or Tenant first knew or reasonably should have known about the existence of the claim shall be deemed waived.

ARTICLE IX
AMERICANS WITH DISABILITIES ACT

9.1       Landlord represents and warrants that, to the best of its knowledge, on the Commencement Date the Premises shall be in compliance in all material respects with the Americans with Disabilities Act ("ADA") and the rules and regulations thereunder. To the extent that, after the Commencement Date, there are changes in the ADA or in the rules and regulations thereunder which require modifications to the Premises in order to be in compliance with such changes, Tenant shall be responsible, at its sole cost and expense, to make such modifications.

ARTICLE X
MISCELLANEOUS PROVISIONS

10.1       EXTRA HAZARDOUS USE.

(a)       Tenant shall at all times comply and cause its agents, contractors, employees and invitees to comply with all applicable environmental laws, rules and regulations, and Tenant shall not permit to remain in, incorporate into, use, or otherwise place or dispose of at the Premises or in the Building, any toxic or hazardous materials unless (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use, and disposal, (iii) such materials are for use in the ordinary course of business (i.e., as with office or cleaning supplies), (iv) notice of and a copy of the current material safety data sheet is provided to Landlord for each such hazardous or toxic material, and (v) such materials are handled and disposed of in accordance with all applicable governmental laws, rules, and regulations. If Tenant ever has knowledge of the presence in the Premises or the Building of toxic or hazardous materials that affect the Premises, Tenant shall notify Landlord thereof in writing promptly after obtaining such knowledge. For purposes of this Lease, hazardous or toxic materials shall mean hazardous or toxic chemicals at levels or concentrations which cause such materials to be classified as hazardous or toxic as then prescribed by the prevalent industry practice and standards or as set from time to time by EPA or OSHA or as defined under 29 C.F.R. 1910 or 29 C.F.R. 1925 or other applicable governmental laws, rules, or regulations.

(b)       If Tenant or its subtenants or their employees, agents, or contractors shall ever violate the provisions of Section 10.1(a), above, or if the acts, negligence, breach of this provision, or business operations of Tenant or its subtenants or their employees, agents, contractors or invitees, materially expand the scope of any contamination from toxic or hazardous materials, then Tenant shall clean-up, remove, and dispose of the materials causing the violation, in compliance with all applicable governmental standards, laws, rules, and regulations and repair any damage to the Premises or Building within such period of time as may be reasonable under the circumstances after written notice by Landlord, provided that such work shall commence not later than ten (10) days from such notice and be diligently and continuously carried to completion by Tenant or Tenant’s designated contractors. Tenant shall notify Landlord of its method, time, and procedure for any clean-up or removal of toxic or hazardous materials under this provision; and Landlord shall have the right to require changes in such method, time, or procedure or to require the same to be done after normal business hours or when the Building is otherwise closed (i.e., weekends or holiday). In addition, Tenant shall indemnify, defend, and hold harmless Landlord from and against any claims, costs, loss, liability, damage or expense (including, without limitation, reasonable attorneys fees, court costs, remediation costs, fines and penalties) arising out of or related to such violation, acts, negligence, breach or remediation actions.

(c)       Landlord represents and warrants that, to the best of its knowledge, on the Commencement Date the Premises shall not contain any toxic or hazardous materials and shall otherwise be in compliance in all material respects with all applicable environmental laws, rules and regulations.

LJR Partners, LLC & La Rosa Realty, LLC

Initials: Landlord ;	Initials	Tenant:

10.2       WAIVER.

(a)       Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant’s consent or approval to or of any subsequent similar act by the other.

(b)       No payment by Tenant, or acceptance by Landlord, of an amount less than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

10.3       COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Base Rent, applicable Florida Sales Tax, additional rent and other charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any person lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant of quiet enjoyment, express or implied.

10.4       LANDLORD’S LIABILITY. Tenant specifically agrees to look solely to Landlord’s then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord nor any officer, director, shareholder, member or partner of Landlord (original or successor) shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant.

10.5       NOTICE TO MORTGAGEE. After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder (provided Tenant shall have been furnished with at least 10 days’ prior written notice of the name and address of such holder), and the curing of any of Landlord's defaults by such holder shall be treated as performance by Landlord.

10.6       ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

In no event shall the acquisition of title to the Property by a purchaser which, simultaneously therewith, leases the entire Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller/lessee, and its successors from time to time in title, for performance of Landlord's obligation hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser, provided that such purchaser recognizes the rights of the Tenant under this Lease. For all purposes, such seller/lessee, and its successors in title, shall be Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser/lessor.

LJR Partners, LLC & La Rosa Realty, LLC

Initials: Landlord ;	Initials	Tenant:

10.7       SURRENDER. No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises. In the event that Tenant at any time desires to have Landlord underlet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such under-letting.

10.8       INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

10.9       PROVISIONS BINDING. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and permitted assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment of Tenant of this Lease.

10.10       RECORDING. Tenant agrees to and shall not record this Lease.

10.11       NOTICES. Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by United States Postal Service registered or certified mail, return receipt requested, postage prepaid, or by prepaid, recognized hand delivery or overnight delivery service providing proof of delivery, or by hand delivery:

If intended for Landlord, addressed to Landlord at Landlord's Address as set forth in Section 1.2(b) (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at Tenant’s Original Address until the Commencement Date and thereafter at the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

All such notices shall be effective on the date of receipt as evidenced by the delivery agent, or upon the date upon which the delivery agent deems such delivery impossible.

10.12        WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

10.13       SECTION HEADINGS. The section headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

LJR Partners, LLC & La Rosa Realty, LLC

Initials: Landlord ;	Initials	Tenant:

10.14        ESTOPPEL. Tenant shall, on the request of Landlord made from time to time, within ten (10) days of request therefor, furnish to Landlord, or the holder of any mortgage encumbering the Premises, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. Any such statement delivered by Tenant pursuant to this Section 10.15 may be relied upon by Landlord or by any prospective purchaser or mortgagee of the Premises or the Property.

10.16       SELF-HELP: INTEREST. Upon the occurrence of an Event of Default, and only in the event of emergency repairs, Landlord shall have the right, but shall not be obligated, to the extent permitted by law, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such Default of Tenant. In performing such obligation, Landlord may make any payment of money or perform any act. All sums so paid by Landlord (together with interest at the rate of the lesser of (i) the maximum lawful rate applicable in the State of Florida, or (ii) five percentage points over the prime rate as published by The Wall Street Journal from time to time, and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

Any payment on account of Base Rent or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to the lesser of (i) the maximum lawful rate permitted under applicable law, or (ii) five percentage points over the prime rate as published by The Wall Street Journal from time to time, from the due date thereof, and shall be payable forthwith on demand by Landlord as additional rent.

10.17       HOLDING OVER. Any holding over by Tenant without Landlord's express prior written consent after the expiration of the Lease Term (including the Extension Period, if applicable) shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Base Rent plus additional rent and other charges herein provided (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable.

10.18       WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provisions may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom), Landlord and Tenant mutually agree that, with respect to any hazard, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

10.19       BROKERAGE. Tenant warrants and represents that Tenant has dealt with La Rosa Realty, LLC (not applicable if left blank), and the Landlord has dealt with Cornerstone International Realty (not applicable if left blank), in connection with the consummation of this Lease and that Landlord has entered into a separate written agreement with such broker for payment of all commissions/fees due and payable to them. In the event of any brokerage claims against Landlord resulting from any other broker claiming solely through Tenant, Tenant agrees to defend the same with counsel of Landlord’s selection and. save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the brokers, persons or firms, if any, with which it has entered into a separate written agreement.

10.20       GOVERNING LAW. This Lease shall be governed and construed exclusively by the provisions hereof and by the laws of the State of Florida, without giving effect to any conflict of laws provisions thereof. All suits, actions, and proceedings relating to this Lease may be brought only in the courts of the State of Florida located in Miami-Dade County. Landlord and Tenant each consent to the jurisdiction of the courts described in this Section for the purpose of any suit, action or proceeding, and waive all objections to venue and to all claims that a court chosen in accordance with this Section is improper based on venue or a forum non-convenience claim.

LJR Partners, LLC & La Rosa Realty, LLC

Initials: Landlord ;	Initials	Tenant:

10.21       MUTUAL WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM ESTABLISHED BY THIS LEASE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF LANDLORD AND THE TENANT IN AGREEING TO ENTER INTO THIS AGREEMENT.

10.22       PARKING. TENANT UNDERSTANDS AND AGREES THAT NO COMMERCIAL VEHICLES ARE TO BE PARKED IN THE AREA DESIGNATED AS PARKING. To the extent parking is provided by Landlord to all tenants at 377-381 and 327 N. Krome Avenue, Homestead, Florida, Tenant shall be entitled to use its proportional share for parking at 403 N. Krome Avenue, Homestead, Florida. Individual parking spaces will not be assigned. Landlord shall have no liability whatsoever for any property damage or personal injury which might occur as a result of or in connection with the use of any parking facilities by Tenant, its employees, agents, invitees, and licensees, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, or causes of action which Landlord may incur in connection with or arising out of Tenant's use of the parking facilities.

10.23       RADON GAS. The following notification is required by Florida law and is provided for your information: Radon is a naturally occurring radioactive gas that, when it is accumulated in buildings in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your country public health unit. Landlord has not tested for Radon gas at the Property and therefore, makes no representation regarding the presence or absence of such gas. Tenant hereby waives any and all actions against Landlord related to the presence of such gas.

10.24       MEASUREMENT. All references to any dimensions, measurements, square footage areas, etc. are approximate measurements. No representation is made by the Landlord regarding the dimensions of the Premises or any other area in the Building. Tenant, prior to execution of this Lease, has satisfied itself regarding the size and dimensions of the Premises and any other Common area that is of significance to Tenant. Tenant fully understands and accepts that the Rent paid for the Premises leased includes the Suite as per Section 1.2(i) and the square footage and percentage of the common area as per Section 1.2(p).

10.25       COUNTERPARTS. This Lease may be executed by facsimile and/or in more than one counterpart, each of which shall be an original, and all which shall together constitute one and the same Lease.

10.26       TIME IS OF THE ESSENCE. Time is of the essence with respect to the performance of each of Tenant’s covenants of this Lease.

10.27       WARRANTIES AND REPRESENTATIONS OF TENANT. Tenant warrants and represents that (i) Tenant is a limited liability company, duly organized and existing under the laws of the state in which it is incorporated; (ii) Tenant is qualified to do business in the State of Florida; (iii) Tenant has all necessary corporate power and authority and has taken all corporate and other action necessary to enter into this Lease; and (iv) no provisions of Tenant's organizational documents prohibit the execution of limit the effectiveness of this Lease.

10.28       NO PRESUMPTION AGAINST DRAFTER. Landlord and Tenant understand and agree that (i) this Lease has been freely negotiated by both parties; and (ii) that, in any controversy, dispute or contest over the meaning, interpretation, validity or enforceability of this Lease or any of its terms or conditions there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

10.29       SUBORDINATION, NONDISTURBANCE, NOTICE TO MORTGAGEE AND ATTORNMENT. This Lease is and shall be subject and subordinate to the lien of any mortgage, deed of trust, security instrument or other document of like nature, hereinafter referred to as "Mortgage”, which is or at any time may be placed upon the Premises, or any portion thereof or any interest therein, and to all present and future ground or underlying leases of the Property, and to any replacements, renewals, amendments, modifications, extensions or refinancing of any of the foregoing, and to each and every advance made under any Mortgage (unless the mortgagee requires in writing that this Lease be superior thereto); provided that the mortgagee agrees in writing that so long as no Event of Default is continuing, neither Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease, shall be interfered with or disturbed by Landlord or anyone claiming by, through or under Landlord, including mortgagee. Tenant agrees at any time hereafter, and from time to time within ten (10) days after demand of Landlord, to execute and deliver to Landlord any instruments, releases or other documents that reasonably may be required to effect or confirm the subordination or superiority of this Lease to the lien of any such Mortgage or to any such ground or underlying lease. The lien of any Mortgage shall not cover Tenant's trade fixtures or other personal property located in or on the Premises.

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If any mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Premises, whether through foreclosure or the delivery of a deed in lieu thereof, then upon the written request of such mortgagee, and provided that such mortgagee agrees in writing to assume and be bound by all of Landlord's obligations hereunder, Tenant shall attorn to and recognize such mortgagee as Tenant's landlord under this Lease, and shall execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment, providing such instrument also reflects the non-disturbance obligation of such mortgagee. In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, and provided such transferee agrees in writing to assume and be bound by all of Landlord's obligations hereunder, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall execute and deliver any instrument that such transferee and Landlord reasonably may request to evidence such attornment, providing such instrument also reflects the non-disturbance obligation of such mortgagee.

In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until (i) it has notified mortgagee in writing if the name and address of mortgagee shall previously have been furnished by written notice to Lessee, of such act or omission, and (ii) a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice, provided such holder, with reasonable diligence, shall have commenced and continued to remedy such act or omission or to cause the same to be remedied. During the period between the giving of such notice and the remedying of such act or omission, the Base Rent, and any additional rent due hereunder shall be abated and apportioned to the extent that any part of the Premises shall be untenantable.

Within ten (10) days after written request by Landlord, Tenant shall deliver in a form supplied by Landlord, an estoppel certificate to Landlord as to the status of this Lease, including whether this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements); the amount of Base Rent and additional rent then being paid and the dates to which same have been paid; whether or not there is any existing or alleged default by either party with respect to which a notice of default has been served, or any facts exist which, with the passing of time or giving of notice, would constitute a default, and if there is any such default or facts, specifying the nature and extent thereof; and any other matters pertaining to this Lease as to which Landlord shall request such certificate. Landlord, and any prospective purchaser, lender, or ground lessor shall have the right to rely on such certificate.

10.30       PREVAILING PARTY. In the event of a dispute regarding this Lease, the prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and related costs and expenses, including attorney’s fees and cost at the appellate level.

10.31       USA PATRIOT ACT AND ANTI-TERRORISM LAWS. Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the "Anti-Terrorism Laws"), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order") and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "USA Patriot Act"). Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a "Prohibited Person," which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support "terrorism" as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a "specially designated national and blocked person" on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above. At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section.

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first above written.

WITNESSES FOR LANDLORD:	LANDLORD:

/s/ Emily Blanch	LJR PARTNERS, LLC,
(signature)	a Florida limited liability company

Emily Blanch	By:	Jeffrey Kluger
(printed name)		Jeffrey Kluger, President

/s/ ERNESTO MARTINEZ
(signature)

ERNESTO MARTINEZ
(printed name)

WITNESSES FOR TENANT:	TENANT:

/s/Laverne Grojales	LA ROSA REALTY, LLC
(signature)	a Florida limited liability company

Laverne Grojales
(printed name)	By:	/s/ Joe La Rosa
Joe La Rosa, Authorized Member
/s/Stacey Stack
(signature)

Stacey Stack
(printed name)

LJR Partners, LLC & La Rosa Realty, LLC

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EXHIBIT A

SITE PLAN

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EXHIBIT B

RENT SCHEDULE

	Rent Per Square Foot	Monthly Base Rent
Initial Lease Year

06/01/2021 - 05/31/2022	$19.00	$1,048.46, plus sales tax*

Option Period One

06/01/2022 - 05/31/2023	$19.76	$1,090.40, plus sales tax

* As and for a rent concession and provided Tenant does not default, Tenant shall not be obligated to pay base rent until July 1, 2021.

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EXHIBIT C

RULES AND REGULATIONS

1.	The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered, nor shall they be used for any purpose other than ingress and egress to and from the Premises or common areas. No articles shall be put in front or affixed to any part of the exterior of the Premises or Building, nor placed in the hall, corridors or vestibules without the prior written consent of the Landlord.

2.	No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of the Landlord, which will not be unreasonably delayed or withheld. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by the Landlord.

3.	No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Premises or the Building without the Landlord’s prior written consent. In the event of the violation of the foregoing, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. Any and all signs shall be in accordance with applicable law and with esthetic and other criteria developed by the Landlord.

4.	The windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any Tenant.

5.	Lamps, other lighting and appliances, equipment fixtures and machinery in premises demised to Tenants which use electrical energy or water shall be disconnected or switched off other than during hours (i) the Building is required to be open, and (ii) the tenant is open for business, except if and to the extent necessary to prevent food spoilage or other health hazard, except computers, and except for items approved in writing as necessary for Tenant's business. Waste and excessive or unusual use of electricity shall not be allowed.

6.	The toilets and urinals and other plumbing fixtures in common areas or in the Premises shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown into them. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. Waste and excessive or unusual use of water shall not be allowed.

7.	Except for the hanging of decorations and the installation of fixtures and equipment, no Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wire shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct. The expense of any breakage, stoppage or damage resulting from a violation of this Rule shall be borne by the Tenant who has caused such breakage, stoppage or damage.

8.	No bicycles, vehicles or animals of any kind (except those animals utilized by Tenant for rehabilitation purposes for any permitted use under Tenant’s lease with Landlord) shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any Tenant on its Premises unless such use is specifically permitted to in its lease. No Tenant shall cause, suffer or permit any unusual or objectionable odors or any nuisance, to be produced upon or permeate from the Premises demised to him, her or it.

9.	No space on or in the Property shall be used for manufacturing, for the storage or retail sale of tangible personal property of any kind unless such use is specifically permitted to in its lease.

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10.	No Tenant shall make, or permit to be made, any unusual or disturbing noises, or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them. No Tenant shall throw anything out of the doors, windows or down the elevator shafts or along or across the hallways, lobby or other common areas.

11.	Except as is normally utilized in Tenant’s business, no Tenant, nor any of Tenant’s servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the demised premises any flammable, combustible or explosive fluid, chemical or substance. Irrespective of the foregoing, no Tenant, nor any of Tenant’s servants, employees, agents, visitors or licensees, shall at anytime bring or keep on the demised Premises any matter forbidden or regulated by any insurance company at risk with respect to all or any part of the Premises or the Building.

12.	No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in existing locks or the mechanism thereof except as applicable keys are supplied to Landlord. Each Tenant must, upon the termination of his lease, return to the Landlord all keys, either furnished by Landlord to, or otherwise procured by such Tenant, and in the event of the loss of any keys so furnished, the Tenant shall pay to the Landlord the cost thereof.

13.	All furniture, building supplies and materials, safes and other heavy property, equipment, machinery and other freight must be moved into, within and out of the Building under the Landlord’s supervision, but Landlord will not be responsible for loss of or damage to such freight from any cause.

14.	When electric wiring of any kind is introduced it must be connected as directed by the Landlord and no boring or cutting for wires will be allowed except with the Landlord’s consent. All wiring for electric, telephone, computers and other work shall be of type and quality approved by Fire Marshall and Building Department.

15.	Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building, or its desirability as a building for leases purposes, and upon written notice from Landlord, Tenant shall immediately refrain from or discontinue such advertising.

16.	Janitors’ service normally furnished will include the vacuuming of carpets and rugs, the cleaning of tile and vinyl floors, and the cleaning of plumbing fixtures in the Common Areas only. Tenant may, at its own expense, have carpets and rugs shampooed and have additional cleaning services provided to its Premise as Tenant deems appropriate.

17.	The premises shall not be used for lodging or sleeping (other than in connection with a licensed sleep clinic to the extent such a use is not in violation of any applicable laws or regulations, nor creates a significant increase in insurance premiums) or for any immoral or illegal purpose.

18.	The requirements of Tenants will be attended to only upon application at the office of the Building. Building contractors shall not perform any work or do anything outside of their regular duties, unless under special instructions from the Landlord.

19.	Canvassing, soliciting and peddling in the Building or surrounding area is prohibited and each Tenant shall cooperate to prevent the same.

20.	The Landlord may waive or modify any one or more of these Rules for the benefit of any particular Tenant of said Building, provided such waiver or modification does not violate any of Tenant’s rights under the Lease, and provided such waiver or modification does not unreasonably interfere with Tenant’s quiet enjoyment of the Premises, but no such waiver by the Landlord of any such Rules shall be construed as a waiver or modification of such Rule in favor of any other Tenant or Tenants of said Building, nor prevent the Landlord from thereafter enforcing any such rule against any or all of the Tenants of said Building.

21.	Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety and cleanliness of, and for the preservation of good order in the Building, mail and parking lot area, provided such further rules and regulations do not violate any of Tenant’s rights under the Lease, and provided such further rules and regulations do not unreasonably interfere with Tenant’s quiet enjoyment of the Premises. Notwithstanding the foregoing, Landlord shall have the right to make any changes to the rules and regulations as may be reasonably necessary to comply with any laws or regulations imposed on Landlord and/or the property on which the demised Premises is located.

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22.	This is a smoke free building. No smoking or vaping are permitted in the Premises or in the common areas of the Building, including, but not limited to, lobbies, fire stairs, hallways, restrooms and elevators. Furthermore, smoking or vaping are not permitted within ten (10) yards outside of the any entrance door to the Building.

23.	Twenty-four (24) hour advance notice is required of Tenant to Landlord when service personnel, other than Tenant’s employees or cleaning personnel will be in the buildings outside regular building hours. Regular building hours are 8:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday.

24.	Tenant shall provide Landlord, upon move-in, a complete list of all motor vehicles driven by Tenant’s officers and employees, including License Plate Number, make and model of car/van and employee’s name. Tenant shall provide Landlord with quarterly updates of additions and deletions to this list

25.	Reference to Landlord herein shall at Landlord’s discretion refer to the then building manager.

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EXHIBIT D
LANDLORD'S WORK

N/A